                    U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 17, 2003

                        COMMISSION FILE NUMBER: 000-21268

                    Americana Gold and Diamond Holdings, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   84-1023321
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                           4790 Caughlin Parkway #171
                             Reno, Nevada 89509-0907
                             TELEPHONE: 775 750 0450
                                FAX 775 746 3951
                 (ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

                             Calle Los Laborarories
                          Torre Beta Piso 2 Office 208
                               Carcas Venezuela 1
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                       1

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 20, 2002, the registrant ("AGDM"), entered into an letter of intent with Platinum Works, Inc. (PWI) to acquire a 49% interest in the North
Fork 14 Mining Joint Venture (North Fork 14 JV) in Madagascar from PWI. The
North Fork 14 Joint Venture was established to explore and develop sapphire bearing deposits.

         On December 31, 2002, the Board of Directors of AGDM approved the purchase of the 49% interest from PWI for consideration of US$2,000,000.00 to be paid by consideration of 20,000,000 common shares and 20,000,000 warrants of
AGDM, the closing of which is subject to due diligence and satisfaction of certain conditions. Upon closing, the North Fork 14 JV will be owned as follows:
49% AGDM; 32.5% PWI; 10% Les Pierres Precieuses De Madagascar S.A.R.L., a
company incorporated under the laws of the Republic of Madagascar; and 8.5%
North Fork 14 Investment Group, Inc., an Alberta corporation.

         The AGDM Warrants shall entitle PWI or their assigns the right to acquire one (1) AGD Share at the following exercise prices based on the following time periods after AGDM resumes trading on the OTC Bulletin Board:

                o   Exercise price of $0.50 per share prior to 120 days after
                    resumption of listing on the OTCBB;
                o   Exercise Price of $1.00 per share between 121 and 270 days after resumption of listing; and an
                o   Exercise Price of $2.00 per share between 271 days and 730 days after resumption of listing.

         PWI will continue to manage and operate the project. There will be no financial commitment or obligation from AGDM in the North Fork 14 Mining
Project. AGDM will provide expertise and management on a secondment basis to the project.

         The transaction did not involve the transfer of any funds. The
20,000,000 shares and the 20,000,000 warrants were issued directly by AGDM from its authorized but unissued shares of Common Stock. The shareholders of PWI will not have voting control of AGDM.

On March 17, 2003, the parties closed the transaction and a partial payment of
11,850,000 shares was made to Platinum Works, Inc. The balance will be paid in
April pending the approval of the shareholders to increase the Authorized capital from 25,000,000 common shares to 100,000,000 common shares and the shareholder consent to reverse split the issued and outstanding shares on a basis of 1 share for each 10 shares.

         There are no arrangements or understandings between AGDM and PWI with respect to the election of directors or other matters.

         There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant.

         A copy of the agreements are included as exhibits to this filing.

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         EXHIBITS

         10.01       Letter of Intent - Assignment of Interest in North Fork 14
                     Mining Joint Venture

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934,
REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE
UNDERSIGNED HEREUNTO DULY AUTHORIZED.

DATED:   March 31,2003        Americana Gold and Diamond Holdings, Inc.

                              By: /s/ David A. Bending
                                      David A. Bending
                                      President